UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 01, 2024

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 1, 2024, Amtech Systems, Inc. (the “Company”), upon the approval of the Audit Committee (the “Committee”) of the Board of Directors of the Company, notified Grant Thornton LLP (“Grant Thornton”), the Company’s current independent registered public accounting firm, that it would be dismissed from that position effective March 1, 2024.

The audit reports of Grant Thornton on the Company’s consolidated financial statements as of and for the years ended September 30, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended September 30, 2023 and 2022 and quarterly period ended December 31, 2023, there were no (1) disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports; and (2) events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K, except that, Grant Thornton issued an adverse opinion in their report on internal control over financial reporting as of September 30, 2023 as a result of the material weaknesses in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023 described therein (the “2023 10-K”). The material weaknesses (1) related to ineffective information technology general controls in the areas of user access, segregation of duties, and program change-management over information technology systems that support substantially all of the Company’s financial reporting processes and (2) because the Company did not design and maintain adequate internal controls over non-routine and complex transactions, including the preparation and review of the third-party service provider valuation report in the areas of goodwill and intangible assets. Internal controls in place were not operating effectively to prevent and detect a material misstatement. The Company has established plans to remediate these material weaknesses outlined in the 2023 10-K.

The Company provided Grant Thornton with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the above statements. The letter from Grant Thornton is filed with this Current Report on Form 8-K as exhibit 16.1.

On March 1, 2024 the Committee appointed Klynveld Peat Marwick Goerdeler (“KPMG”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2024.

During the Company’s two most recent fiscal years ended September 30, 2023 and 2022 and quarterly period ended December 31, 2023, neither the Company nor anyone acting on its behalf consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP, dated March 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	March 5, 2024	By:	/s/ Lisa D. Gibbs
Title: Vice President and Chief Financial Officer